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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Amendment No. 1 to Registration Statement No. 333-116100 of HMP Equity Holdings Corporation on Form S-4 of our reports listed in the table of contents on pages F-1 and F-2 of the Prospectus (except for the report of Huntsman International Holdings LLC which is covered by a separate consent), which is part of this Registration Statement, and to the reference to us under the headings "Experts" in such Prospectus.

        Our audits of the financial statements referred to in our aforementioned reports also included the financial statement schedules (except for the financial statement schedule of Huntsman International Holdings LLC which is covered by a separate consent), listed in Item 21(B). These financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

DELOITTE & TOUCHE LLP

Houston, Texas
June 10, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM